Stratasys' Board Urges Shareholder
Nano Dimen
Inadequate
Tender Offer

Legal Disclaimer

Forward-Looking Statements

This website contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the actual results of Stratasys Ltd. and its consolidated subsidiaries ("Stratasys") may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

Such forward-looking statements include statements relating to the proposed transaction between Stratasys and Desktop Metal, Inc. ("Desktop Metal"), including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding the businesses of Stratasys and Desktop Metal, including expectations regarding outlook and all underlying assumptions, Stratasys' and Desktop Metal's objectives, plans and strategies, information relating to operating trends in markets where Stratasys and Desktop Metal operate, statements that contain projections of results of

I AGREE

vestment

Nano's revised p
substantially unc

On June 27, 2023, Nano annou
per share in cash, seeking to in
ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is

of Directors Unanimously
mension's Revised Partial
urge shareholders to read
hedule 14D-9 carefully and
you will be fully informed as to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Stratasys' Board Urges Shareholder
Nano Dimen
Inadequate
Tender Offe

vestment

Legal Disclaimer

operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Stratasys or Desktop Metal intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management's beliefs and assumptions made based on information currently available to management. All statements in this website, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words "outlook," "guidance," "expects," "believes," "anticipates," "should," "estimates," and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Stratasys' or Desktop Metal's actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Item 3.D "Key Information - Risk Factors", Item 4 "Information on the Company", and Item 5 "Operating and Financial Review and Prospects" in Stratasys' Annual Report on Form 20-F for the year ended December 31, 2022 and Part 1, Item 1A, "Risk Factors" in Desktop Metal's Annual Report on Form 10-K for the year ended

I AGREE

Nano's revised p
substantially un

On June 27, 2023, Nano announ
per share in cash, seeking to in
ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is

of Directors Unanimously
mension's Revised Partial
urge shareholders to read
hedule 14D-9 carefully and
you will be fully informed as
to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Stratasys' Board Urges Shareholder... Nano Dimen... Inadequate ... Tender Offer

...vestment

Legal Disclaimer

December 31, 2022, each filed with the Securities and Exchange Commission (the "SEC"), and in other filings by Stratasys and Desktop Metal with the SEC. These include, but are not limited to: factors relating to the partial tender offer commenced by Nano Dimension Ltd. ("Nano"), including actions taken by Nano in connection with the offer, actions taken by Stratasys or its shareholders in respect of the offer and the effects of the offer on Stratasys' businesses, or other developments involving Nano, the ultimate outcome of the proposed transaction between Stratasys and Desktop Metal, including the possibility that Stratasys or Desktop Metal shareholders will reject the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Stratasys and Desktop Metal to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary shareholder approvals); other risks related to the completion of the proposed transaction and actions related thereto; changes in demand for Stratasys' or Desktop Metal's products and

I AGREE

Nano's revised p... substantially un...

On June 27, 2023, Nano announ... per share in cash, seeking to inc... ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is

...of Directors Unanimously ...mension's Revised Partial ... urge shareholders to read ...hedule 14D-9 carefully and ...you will be fully informed as to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Stratasys' Board Urges Shareholder
Nano Dimen
Inadequate
Tender Offer

Legal Disclaimer

changes in demand for Stratasys' or Desktop Metal's products and services; global market, political and economic conditions, and in the countries in which Stratasys and Desktop Metal operate in particular; government regulations and approvals; the extent of growth of the 3D printing market generally; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates and potential recessionary conditions; the impact of shifts in prices or margins of the products that Stratasys or Desktop Metal sells or services Stratasys or Desktop Metal provides, including due to a shift towards lower margin products or services; the potential adverse impact that recent global interruptions and delays involving freight carriers and other third parties may have on Stratasys' or Desktop Metal's supply chain and distribution network and consequently, Stratasys' or Desktop Metal's ability to successfully sell both existing and newly-launched 3D printing products; litigation and regulatory proceedings, including any proceedings that may be instituted against Stratasys or Desktop Metal related to the proposed transaction; impacts of rapid technological change in the additive manufacturing industry, which requires Stratasys and Desktop Metal to continue to develop new products and innovations to meet constantly evolving

I AGREE

Nano's revised p
substantially und

On June 27, 2023, Nano announ
per share in cash, seeking to in
ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is

vestment

of Directors Unanimously
nension's Revised Partial
urge shareholders to read
hedule 14D-9 carefully and
you will be fully informed as
to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Stratasys' Board Urges Shareholder
Nano Dimen
Inadequate
Tender Offer

vestment

Legal Disclaimer

develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of Stratasys' or Desktop Metal's products; and disruptions of Stratasys' or Desktop Metal's information technology systems.

These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form F-4 and joint proxy statement/prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form F-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Stratasys' and Desktop Metal's respective periodic reports and other filings with the SEC, including the risk factors identified in Stratasys' and Desktop Metal's Annual Reports on Form 20-F and Form 10-K, respectively, and Stratasys' Form 6-K reports that published

I AGREE

Nano's revised p
substantially unc

On June 27, 2023, Nano announ
per share in cash, seeking to in
ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is

of Directors Unanimously
mension's Revised Partial
urge shareholders to read
hedule 14D-9 carefully and
you will be fully informed as
to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Stratasys' Board Urges Shareholder
Nano Dimen
Inadequate
Tender Offer

Legal Disclaimer

its results for the quarter ended March 31, 2023, which it furnished to the SEC on May 16, 2023, and Desktop Metal's most recent Quarterly Reports on Form 10-Q. The forward-looking statements included in this website are made only as of the date hereof. Neither Stratasys nor Desktop Metal undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This website is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Additional Information

I AGREE

Nano's revised p
substantially und

On June 27, 2023, Nano announ
per share in cash, seeking to in
ordinary shares. The Stratasys Board unanimously determined that the
revised partial tender offer substantially undervalues the Company and is

of Directors Unanimously
mension's Revised Partial
urge shareholders to read
hedule 14D-9 carefully and
you will be fully informed as
to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Stratasys' Board Urges Shareholder
Nano Dimen
Inadequate
Tender Offer

vestment

Legal Disclaimer

Important Additional Information

In connection with the proposed transaction, Stratasys filed with the SEC a registration statement on Form F-4 that includes a joint proxy statement of Stratasys and Desktop Metal and that also constitutes a prospectus of Stratasys. Each of Stratasys and Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Stratasys or Desktop Metal may file with the SEC. The registration statement has not yet become effective. After the registration statement is effective, the definitive joint proxy statement/prospectus will be mailed to shareholders of Stratasys and Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL

I AGREE

Nano's revised p
substantially unc

On June 27, 2023, Nano announ
per share in cash, seeking to inc
ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is

of Directors Unanimously
mension's Revised Partial
urge shareholders to read
hedule 14D-9 carefully and
you will be fully informed as to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Stratasys' Board Urges Shareholder[s] … Nano Dimen[sion] … Inadequate … Tender Offe[r]

…[In]vestment

Legal Disclaimer

CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and definitive joint proxy statement/prospectus and other documents containing important information about Stratasys, Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished, to the SEC by Stratasys will be available free of charge on Stratasys' website at https://investors.stratasys.com/sec-filings. Copies of the documents filed with the SEC by Desktop Metal will be available free of charge on Desktop Metal's website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

This website is not an offer to purchase or a solicitation of an offer to sell the ordinary shares of Stratasys. In response to a tender offer commenced by Nano, Stratasys has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. STRATASYS SHAREHOLDERS ARE ADVISED TO READ STRATASYS' SOLICITATION/RECOMMENDATION STATEMENT ON

I AGREE

Nano's revised p… substantially un…

On June 27, 2023, Nano announ… per share in cash, seeking to in… ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is

…of Directors Unanimously …mension's Revised Partial … urge shareholders to read …hedule 14D-9 carefully and … you will be fully informed as to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Legal Disclaimer

SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stratasys shareholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Stratasys in connection with the tender offer by Nano or one of its affiliates, free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents from Stratasys by directing a request to Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 7612, Israel, Attn: Yonah Lloyd, VP Investor Relations, or by calling +972-74-745-4029.

Participants in the Solicitation

Stratasys, Desktop Metal and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Stratasys, including a description of

I AGREE

Legal Disclaimer

their direct or indirect interests, by security holdings or otherwise, is set forth in Stratasys' proxy statement for its 2022 Annual General Meeting of Shareholders, which was filed with the SEC on August 8, 2022, and Stratasys' Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which was filed with the SEC on March 3, 2023. Information about the directors and executive officers of Desktop Metal, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Desktop Metal's proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2023 and Desktop Metal's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Stratasys or Desktop Metal using the sources indicated above.

I AGREE

Stratasys' Board Urges Shareholder... Nano Dimen... Inadequate ... Tender Offer

Legal Disclaimer

decisions. You may obtain free copies of these documents from Stratasys or Desktop Metal using the sources indicated above.

Use of Non-GAAP Financial Measures

This website contains certain forward-looking non-GAAP measures, which are based on internal forecasts and represent management's best judgment. Reconciliation of such measures to the most directly comparable GAAP financial measures cannot be furnished without unreasonable efforts due to inherent difficulty in forecasting the amount and timing of certain adjustments that are necessary for such reconciliations and which may significantly impact our GAAP results. In particular, sufficient information is not available to calculate certain adjustments that are required to prepare a forward-looking statement of revenue, margin and EBITDA in accordance with GAAP for fiscal years 2024 and beyond. Stratasys also believes that such reconciliations would also imply a degree of precision that would be confusing or inappropriate for these forward-looking measures, which are inherently uncertain. All revenue, margin, EBITDA and other P&L references are non-GAAP unless specified otherwise.

I AGREE

Nano's revised p... substantially unc...

On June 27, 2023, Nano announ... per share in cash, seeking to in... ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is

...of Directors Unanimously ...mension's Revised Partial ... urge shareholders to read ...hedule 14D-9 carefully and ... you will be fully informed as to your Board's recommendation.

NOTICE OF OBJECTION

Need Help Rejecting Nano's Tender Offer?

Stratasys' Board Urges Shareholders to Reject Nano Dimension's Inadequate Partial Tender Offer


Protect Your Investment
00:59

Nano's revised partial tender offer substantially undervalues Stratasys

On June 27, 2023, Nano announced a revised partial tender offer for $20.05 per share in cash, seeking to increase its ownership up to 51% of Stratasys' ordinary shares. The Stratasys Board unanimously determined that the revised partial tender offer substantially undervalues the Company and is **NOT** in the best interests of Stratasys shareholders.

The Stratasys Board urges shareholders **NOT** to tender into Nano's partial offer. Tendering into Nano's partial offer would only encourage Nano's opportunistic and coercive attempt to acquire Stratasys at an inadequate price.

Stratasys Board of Directors Unanimously Rejects Nano Dimension's Revised Partial Tender Offer. We urge shareholders to read the Amended Schedule 14D-9 carefully and in its entirety so you will be fully informed as to your Board's recommendation.

NOTICE OF OBJECTION

AMENDED SCHEDULE 14D-9

PRESS RELEASE

KEY FACTS TO OBJECT

Summary of Nano Bid Received

	Date	Implied offer price / premium[1]	Implied premium / (discount) to 52-week high[1]	Market cap ($M)	Implied firm value ($M)	'23E EV / Revenue
Nano 3rd offer	April 3, 2023	$20.05 / 43%	(26%)	$1,415[3]	$1,021[4]	1.6x
Nano 2nd offer	March 29, 2023	$19.55 / 40%	(28%)	$1,380[3]	$986[4]	1.5x
Nano 1st offer	March 6, 2023[2]	$18.00 / 28%	(34%)	$1,270[3]	$877[4]	1.4x

Special Tender Offer

- On May 30, 2023, Stratasys rejected Nano's previous partial tender offer to acquire ordinary shares of Stratasys for $18.00
- On June 30, 2023, Stratasys rejected Nano's revised partial tender offer to acquire ordinary shares of Stratasys for $20.05 per share
- This revised partial tender offer reflects 1.6x '23E EV / revenue multiple
- Nano is seeking to acquire up to 51% ownership through this revised tender offer
- The partial tender offer is coercive because shareholders who do not tender would end up as a minority shareholder in a company controlled by Nano with the risk of being treated poorly

Source: Factset as of 05/24/2023, Company filings
1Based on unaffected Stratasys price of $14.01 as of 03/09/2023; 2 Nano made the offer public on 03/09/2023; 3 Assumes 70.6mm diluted shares outstanding; 4 Firm value includes $142mm of long-term investments, $282mm of cash & cash equivalents, and $30mm of contingent consideration with $6mm related to Covestro acquisition (per management guidance)

How to Deliver a Notice of Objection

Protect Your Investment

To deliver a Notice of Objection, CONTACT YOUR BROKER and instruct them to deliver a Notice of Objection on your behalf. If you have already tendered your shares, you can still withdraw them.

Remember to check your inbox and spam folder frequently for communication from your broker.

Under Israeli tender offer rules, Nano's offer will fail if the shares covered by submitted Notices of Objection are greater than or equal to the number of shares tendered in the offer. Therefore, in addition to not tendering, filing a Notice of Objection could help cause the tender to fail. Simply not tendering could result in non-tendering shareholders being left as minority shareholders in a company controlled by Nano.

We strongly urge shareholders to file their Notice of Objection in order to reduce the risk of becoming a minority shareholder.

For assistance delivering a Notice of Objection or withdrawing your Stratasys ordinary shares, please contact your broker or Stratasys' information agent:

Morrow Sodali LLC
509 Madison Avenue, 12th Floor
New York, NY 10022

Call toll-free (800) 662-5200 or (203) 658-9400

Email: SSYS@info.morrowsodali.com

Need Help Rejecting Nano's Tender Offer?

Your Participation is Important

Stratasys shareholders are strongly urged to deliver a Notice of Objection against Nano's revised partial tender offer to reduce the risk of becoming a minority shareholder, in addition to not tendering any shares in the offer. If you have already tendered your shares, you can still withdraw them.

Simply refraining from tendering shares could result in non-tendering shareholders being left as minority shareholders in a company controlled by Nano.

Stratasys

INVESTOR RELATIONS

Yonah Lloyd
CCO / VP Investor Relations
Yonah.Lloyd@stratasys.com

U.S. MEDIA

Ed Trissel / Joseph Sala / Kara Brickman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ISRAEL MEDIA

Rosa Coblens
VP Sustainability, Public Relations IL & Global Internal Communications
Rosa.Coblens@stratasys.com

Yael Arnon
Scherf Communications
yaela@scherfcom.com
+972527202703

Desktop Metal

INVESTOR RELATIONS

Jay Gentzkow
jaygentzkow@desktopmetal.com
(781) 730-2110

MEDIA RELATIONS

Sarah Webster
sarahwebster@desktopmetal.com
(313) 715-6988



FAQ

Why does the Board believe rejecting Nano's partial tender offer and delivering a Notice of Objection against the offer is in the best interests of Stratasys shareholders?

Nano's partial offer is inadequate and substantially undervalues Stratasys' industry-leading position and growth opportunities, which are even larger in light of the pending merger with Desktop Metal. Nano's $20.05 per share revised partial tender offer reflects a 1.6x CY23E consensus sales multiple, which is a substantial discount to where Stratasys' peers trade. Additionally, Nano's tender offer does not reflect the full value of the business, especially given the pending merger with Desktop Metal and the fact that Stratasys is moving toward stronger and more profitable growth.

What is a tender offer?

A tender offer is a public offer to purchase stock of a corporation from its shareholders at a certain price (in this case $20.05 per share) within a stated time limit, often in an effort to win control of the company. A tender offer must comply with the rules and regulations of the SEC, which include certain minimum offering periods, withdrawal rights, manner of publication and other requirements.

What is the difference between a tender offer in Israel versus in the U.S.?

Under Israeli tender offer rules, an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. A special tender offer in Israel will fail if the shares covered by submitted Notices of Objection are greater than or equal to the number of shares tendered in the offer.

What does the Stratasys Board of Directors recommend I do with my shares?

The Stratasys Board of Directors unanimously determined that the revised partial tender offer by Nano Dimension to acquire ordinary shares of Stratasys for $20.05 per share in cash substantially undervalues the Company and is **NOT** in the best interests of Stratasys shareholders. Accordingly, the Board unanimously recommends that shareholders reject the revised offer and deliver a Notice of Objection against the offer. Learn more here.

How do Stratasys shareholders deliver a Notice of Objection?

Please contact your broker and instruct them to deliver a Notice of Objection on your behalf. If you have already tendered your shares, you can still withdraw them. Further information can be found here.

If I already delivered a Notice of Objection against Nano's previous partial tender offer for $18.00 per share, do I need to deliver another Notice of Objection against the revised offer?

No. If you have already submitted a Notice of Objection, you are deemed to have objected to the offer. If you have already tendered your shares, you can still withdraw them and deliver a Notice of Objection.

Who can I contact for more information?

If you need assistance delivering your Notice of Objection or have further questions, please contact Morrow Sodali LLC by calling toll-free (800) 662-5200 or (203) 658-9400 or emailing SSYS@info.morrowsodali.com.

Investors can contact Yonah Lloyd, CCO / VP Investor Relations, by emailing Yonah.Lloyd@stratasys.com.

U.S. media can contact Ed Trissel / Joseph Sala / Kara Brickman at Joele Frank, Wilkinson Brimmer Katcher by calling (212) 355-4449.

Israel media can contact Motti Scherf by calling +972527202700 or emailing motti@scherfcom.com.

Stratasys

INVESTOR RELATIONS

Yonah Lloyd
CCO / VP Investor Relations
Yonah.Lloyd@stratasys.com

U.S. MEDIA

Ed Trissel / Joseph Sala / Kara Brickman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ISRAEL MEDIA

Rosa Coblens
VP Sustainability, Public Relations IL & Global Internal Communications
Rosa.Coblens@stratasys.com

Yael Arnon
Scherf Communications
yaela@scherfcom.com
+972527202703

Desktop Metal

INVESTOR RELATIONS

Jay Gentzkow
jaygentzkow@desktopmetal.com
(781) 730-2110

MEDIA RELATIONS

Sarah Webster
sarahwebster@desktopmetal.com
(313) 715-6988

Shareholder Resources



Notice of Objection

Click here to download a Notice of Objection

DOWNLOAD

Nano's Inadequate Tender Offer

Press Releases

JUNE 30, 2023
Stratasys Board of Directors Unanimously Rejects Nano Dimension's Revised Partial Tender Offer

DOWNLOAD

JUNE 27, 2023
Stratasys to Review Revised Unsolicited Partial Tender Offer from Nano Dimension

DOWNLOAD

JUNE 21, 2023
Stratasys Urges Shareholders NOT to Tender into Nano Dimension's Inadequate, Unsolicited, Partial Tender Offer

DOWNLOAD

JUNE 7, 2023
Stratasys Mails Letter to Shareholders

DOWNLOAD

MAY 30, 2023
Stratasys Board of Directors Unanimously Rejects Nano Dimension's Partial Tender Offer

DOWNLOAD

MAY 25, 2023
Stratasys to Review Unsolicited Special Tender Offer From Nano Dimension

DOWNLOAD

APRIL 13, 2023
Stratasys Board of Directors Unanimously Rejects the Nano Dimension Revised Unsolicited Proposal of $20.05 Per Share

DOWNLOAD

APRIL 4, 2023
Stratasys Confirms Receipt of Revised Unsolicited Acquisition Proposal From Nano Dimension

DOWNLOAD

APRIL 3, 2023
Stratasys Board of Directors Unanimously Rejects the Nano Dimension Revised Unsolicited Proposal of $19.55 Per Share

DOWNLOAD

MARCH 29, 2023
Stratasys Confirms Receipt of Revised Unsolicited Acquisition Proposal From Nano Dimension

DOWNLOAD

MARCH 22, 2023
Stratasys Board of Directors Unanimously Rejects Unsolicited Proposal from Nano Dimension

DOWNLOAD

MARCH 9, 2023
Stratasys Confirms Receipt of Unsolicited Acquisition Proposal From Nano Dimension

DOWNLOAD

Letters

Letter to Stratasys Shareholders from the Board of Directors

DOWNLOAD

Presentations

MAY 31, 2023

Stratasys: Positioned to deliver outsized and enduring shareholder value

DOWNLOAD

Investor Q&A

JUNE 30, 2023

Key Facts to Object to Nano Dimension's Inadequate and Coercive Revised Partial Tender Offer

DOWNLOAD

Stratasys

INVESTOR RELATIONS

Yonah Lloyd
CCO / VP Investor Relations
Yonah.Lloyd@stratasys.com

U.S. MEDIA

Ed Trissel / Joseph Sala / Kara Brickman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ISRAEL MEDIA

Rosa Coblens
VP Sustainability, Public Relations IL & Global Internal Communications
Rosa.Coblens@stratasys.com

Yael Arnon
Scherf Communications
yaela@scherfcom.com
+972527202703

Desktop Metal

INVESTOR RELATIONS

Jay Gentzkow
jaygentzkow@desktopmetal.com
(781) 730-2110

MEDIA RELATIONS

Sarah Webster
sarahwebster@desktopmetal.com
(313) 715-6988